UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 25, 2011, World Surveillance Group Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Global Telesat Corp. (“GTC”), Growth Enterprise Fund, S.A. (the “Shareholder”) and David Phipps (“Phipps”) pursuant to which the Company acquired 100% of the outstanding shares of capital stock of GTC, such that GTC is now a wholly-owned subsidiary of the Company.

Pursuant to the Agreement, the purchase price paid by the Company for GTC consisted of: $600,000 in cash, with $350,000 payable on the closing of the acquisition (the “Closing”), $125,000 payable on or before the date that is 60 days after the Closing and the final $125,000 payable on or before the date that is 120 days after the Closing, 30,000,000 shares of the Company’s common stock, and an earn-out equal to 5% of the gross revenues related to the construction by GTC of certain potential satellite ground stations.  Pursuant to the Agreement and an Escrow Agreement, 5,500,000 shares of common stock out of the 30,000,000 shares issued by the Company have been placed in escrow for one year to satisfy possible indemnification claims of the Company.  David Phipps, the President of GTC, has entered into an employment agreement with GTC and WSGI to continue in his role as President of GTC. The Shareholder has the right to nominate two members of the Company’s Board of Directors, both of whom are required to be “independent” under the rules and regulations of the Securities and Exchange Commission. The Agreement also includes restrictions on the sale of the Company’s securities issued as the purchase price by the Shareholder for a two-year period following the Closing.

In connection with the Closing, GTC, the Shareholder and the Company also entered into an Option Agreement dated May 25, 2011 pursuant to which the Shareholder was granted an exclusive option to purchase certain GTC assets on the occurrence of a bankruptcy event of WSGI occurring within 18 months of the Closing at a purchase price equal to 80% of the fair market value of such assets at the time of the bankruptcy event, as determined by an independent valuation firm.

The common stock of the Company issued as purchase price pursuant to the Agreement was issued as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The Agreement, however, provides the Shareholder with certain piggyback registration rights, although these rights have been waived in connection with the registration statement the Company is obligated to file pursuant to certain Registration Rights Agreements entered into by the Company in May 2011.

A copy of the Agreement and the Option Agreement are filed herewith as Exhibit 10.1 and 10.2, respectively, and a copy of the Press Release issued by the Company on May 31, 2011 is filed herewith as Exhibit 99.1.

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 8.01	OTHER EVENTS

In connection with the Closing, the Company paid in full its 12% Secured Promissory Note Due March 2, 2012 in the principal amount of $200,000 plus accrued interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of GTC.  The required financial statements of GTC will be filed with an amendment to this Form 8-K no later than 75 days after the Closing.

(b)  Pro forma financial information. The required pro forma financial information relating to GTC will be filed with an amendment to this Form 8-K no later than 75 days after the Closing.

(d)  Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement by and among World Surveillance Group Inc., Global Telesat Corp., Growth Enterprise Fund, S.A. and David Phipps dated May 25, 2011.

10.2	Option Agreement by and among World Surveillance Group Inc., Global Telesat Corp. and Growth Enterprise Fund, S.A. dated May 25, 2011.

99.1	Press Release issued May 31, 2011 of the Company announcing the closing of the acquisition of Global Telesat Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: May 31, 2011	/s/	Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer